Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Skeena Resources Limited
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-29
Reporting Entity ESTMA Identification Number	E790129		Original Submission Amended Report
Other Subsidiaries Included (optional field)	None

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Andrew MacRitchie				Date	2026-05-29
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Skeena Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E790129
Subsidiary Reporting Entities (if necessary)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -British Columbia	Province of British Columbia				493,378					493,378

Including fees paid to Ministry of Energy and Mines, Ministry of Environment and Climate, Ministry of Forests, Ministry of Environment and Parks, Ministry of Finance, Ministry of Forest - Water Management

Additional Notes:

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Skeena Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E790129
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -British Columbia	Eskay Creek Revitalization Project			411,652					411,652	Permits and fees

Additional Notes[3]: